CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
NT Holding Corp.



We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 13, 2005 relating to the consolidated financial statements of NT Holding Corp. and Subsidiaries which appears in NT Holding Corp.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on April 15, 2005.





/s/   Madsen & Associates CPAs, Inc.
Registered Public Accounting Firm

December 29, 2005